UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2020

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	INPX	The Nasdaq Capital Market

Item 3.02	Unregistered Sales of Equity Securities

As of February 7, 2020, Inpixon (the “Company”) has a total of approximately 4,874,062 issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”) which includes the issuance of the shares of Common Stock described in Item 8.01 below.

The information contained below in Item 8.01 is hereby incorporated by reference into this Item 3.02. The offer and sale of such shares was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption from registration under Section 3(a)(9) of the Securities Act, in that (a) the shares of Common Stock are being issued in exchange for the partitioned note which is another outstanding security of the Company; (b) there is no additional consideration of value being delivered in connection with the exchange; and (c) there are no commissions or other remuneration being paid by the Company in connection with the exchange.

Item 8.01	Other Events

Nasdaq Hearing Update

On February 5, 2020, the Company received a letter from the Office of General Counsel of The Nasdaq Stock Market LLC (“Nasdaq”) informing it that the Nasdaq Hearings Panel (the “Panel”) granted the Company’s request to continue the listing of its common stock on Nasdaq.

At a hearing held on January 23, 2020, the Company requested that the Panel find it in compliance with the Nasdaq continued listing rules as a result of its compliance with the minimum bid price requirement in Nasdaq Listing Rule 5550(a)(2) for a period of twelve consecutive trading days as of the date of the hearing. As described in the letter, the Panel determined that the Company had demonstrated compliance with the minimum bid price requirement.

The Panel also determined to impose a Panel Monitor pursuant to Nasdaq Listing Rule 5815(d)(4)(A) to last until February 5, 2021. If at any time before February 5, 2021, the Nasdaq Listing Qualifications Department (the “Staff”) or the Panel determines that the Company has failed to meet the minimum bid price requirement for a period of 30 consecutive trading days or any other requirement for continued listing on Nasdaq, the Panel will direct the Staff to issue a Staff Delisting Determination and the Hearings Department will promptly schedule a new hearing, with the initial Panel or a newly convened Panel if the initial Panel is unavailable. During the monitor period, the Company is obligated to notify the Panel immediately, in writing, in the event its bid price falls below the minimum requirement for any reason, or if the Company falls out of compliance with any applicable listing requirement.

The Nasdaq Listing and Hearing Review Council (the “Listing Council”) may, on its own motion, determine to review any Panel decision within 45 days. If the Listing Council determines to review the Panel’s decision, it may affirm, modify, reverse, dismiss or remand the decision to the Panel.

Exchange Agreement

Since January 15, 2020, the Company has issued an aggregate of 228,182 shares of Common Stock (the “Shares”) to the holder of certain outstanding promissory notes issued on May 3, 2019 and June 27, 2019 (the “Original Notes”) in each case at a price per share equal to the Minimum Price as defined in Nasdaq Listing Rule 5635(d) for an average price per share equal to approximately $3.544 in connection with an agreement pursuant to which the Company and the noteholder agreed to (i) partition new promissory notes in the form of the Original Notes in the aggregate original principal amount equal to $808,679.02 and then cause the outstanding balance of the Original Notes to be reduced by an aggregate of $808,679.02; and (ii) exchange the partitioned note for the delivery of the Shares.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to (i) the Panel’s decision to permit the continued listing of the Company’s common stock on Nasdaq, (ii) the Company’s ability to maintain compliance with the minimum bid price requirement or any other Nasdaq continued listing requirement and (iii) the possibility of a review by the Listing Council of the Panel’s decision to continue the Company’s listing. The words “intend,” “may,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: February 7, 2020	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

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